UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

Skyward Specialty Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41591	14-1957288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Road, Suite 600 Houston, TX (Address of principal executive offices)	77024-4284 (Zip Code)

(713) 935-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SKWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2023, in connection with the closing of the initial public offering (the “Offering”) of common stock of Skyward Specialty Insurance Group, Inc. (the “Company”), the Company’s amended and restated certificate of incorporation (the “Restated Certificate”), as filed with the Secretary of State of the State of Delaware, and the Company’s amended and restated bylaws (the “Bylaws”) became effective. The registration statement and final prospectus for the Offering in the section titled “Description of Capital Stock” described the provisions of the Restated Certificate and Bylaws, which were approved by the Company’s board of directors and stockholders to be effective upon the closing of the Offering. The Restated Certificate and the Bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On January 12, 2023, the Company issued a press release announcing the pricing of the Offering and on January 18, 2023, the Company issued a press release announcing the closing of the Offering (together, the “Press Releases”). The Press Releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

99.1	Press Release, dated January 12, 2023, issued by the Company

99.2	Press Release, dated January 18, 2023, issued by the Company

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023	Specialty Insurance Group, Inc.

	By:	/s/ Andrew Robinson
Andrew Robinson
Chief Executive Officer